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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated March 13, 1998 (except as to Note N as to which the date is April 9, 1998), accompanying the financial statements of Midland Resources, Inc. and Subsidiaries contained in the Registration Statement and Proxy Statement/Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts".

/S/ GRANT THORNTON LLP

GRANT THORNTON LLP

Houston, Texas
August 25, 1998